EXHIBIT 10.31
IOMEGA CORPORATION

1996 Bonus Plan


	The 1996 Bonus Plan ("Plan") for the corporate officers, senior executives and key contributors of Iomega Corporation (the
    "Company") is as follows:

	1.	Definitions.

		For purposes of the Plan, the following terms shall have the meanings ascribed to them in this Section 1:

		(a)	"NATP" means the consolidated net after-tax profits of the
        Company for fiscal 1996, as reported by the Company in its audited financial statements for 1996.

		(b)	"Excess NATP" means that amount of NATP which is in excess of
        $35 million.

		(c)	"Senior Executives" shall mean the 13 individuals initially
        listed on Schedule A annexed hereto and such additional individuals as the Chief Executive Officer of the Company shall designate.

		(d)	"Key Contributors" shall mean the 90 employees initially
        listed on Schedule B annexed hereto and such additional employees as the Chief Executive Officer of the Company shall designate.

	2.	Bonus for Chief Executive Officer.

		If NATP is less than $35 million, no bonus shall be paid to the Chief Executive Officer. If NATP is $35 million or more, the
        Company shall pay a bonus to the Chief Executive Officer for 1996, determined as follows:

            For the first $35 million of NATP, a bonus of $275,000, plus

            For Excess NATP, a bonus equal to one-half of one percent of Excess NATP.

        provided, however, that no bonus shall be payable if NATP is less than 5% of the Company's 1996 sales.

	    In addition, the Company is authorized to pay the Chief Executive Officer a discretionary bonus of up to $250,000, as determined by the Board of Directors, based on the Chief Executive Officer's performance with respect tot he following non-financial objectives:

            Successful financing of the enterprise,

            Strategic partnering,

            Organization staffing,

            Establishing production capacity, and

            Product development and time to market of products developed.

	3.	Bonus for Senior Executives.

		If NATP is less than $35 million, no bonus shall be paid to the Senior Executives. If NATP is $35 million or more, the Company shall pay aggregate bonuses to Senior Executives for 1996, determined as follows:

            For the first $35 million of NATP, a bonus of $700,000, plus

            For Excess NATP, a bonus equal to 2.36% of Excess NATP,

        provided, however, that (i) the aggregate of the bonuses payable to the Senior Executives for 1996 shall not exceed $2.0 million, and (ii) no bonus shall be payable if NATP is less than 5% of the Company's 1996 sales.

	4.	Bonus for Key Contributors.

		If NATP is less than $35 million, no bonus shall be paid to the Key Contributors. If NATP is $35 million or more, the Company shall pay aggregate bonuses to Key Contributors for 1996, determined as follows:

            For the first $35 million of NATP, a bonus of $1.4 million, plus

            For Excess NATP, a bonus equal to 4.72% of Excess NATP,

        provided, however, that (i) the aggregate of the bonuses payable to the Key Contributors for 1996 shall not exceed $4.0 million, and (ii) no bonus shall be payable if NATP is less than 5% of the Company's 1996 sales.

		The Chief Executive Officer of the Company shall have the authority to allocate bonuses payable pursuant to the Plan among the Senior Executives and Key Contributors participating in the Plan, including the authority to award less than the maximum amount of bonuses payable under the Plan if he determines, in his discretion, that such action is in the best interest of the Company. The Chief Executive Officer is also authorized to pay a discretionary bonus up to a maximum aggregate amount of $1 million to professional personnel of Level 15 and below and "spot awards" primarily to employees who are not vice presidents or directors as special recognition awards for outstanding performance by the selected recipients, provided that no such discretionary bonuses shall be payable in the event that the Company is not profitable. Notwithstanding anything herein to the contrary, no Senior Executive or Key Contributor shall receive aggregate bonus payments pursuant to the Plan which exceed 135% of his annual base salary for the applicable year.

		The Chief Executive Officer of the Company shall report, at least quarterly, to the Board of Directors and the Compensation
        Committee of the Company any discretionary special recognition bonuses awarded to employees for outstanding performance.